SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2002

                                   TRW Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-2384	34-0575430

(State or Other Jurisdiction	(Commission	(I.R.S. Employer

of Incorporation)	File Number)	Identification Number)

1900 Richmond Road, Cleveland, OH		44124

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (216) 291-7000

                                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events

         On June 30, 2002, TRW Inc. (“TRW”), an Ohio corporation, Northrop Grumman Corporation (“Northrop”), a Delaware corporation, and Richmond Acquisition Corp. (“Merger Subsidiary”), an Ohio corporation and wholly-owned subsidiary of Northrop, entered into an Agreement and Plan of Merger, dated as of June 30, 2002 (the “Merger Agreement”), a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

         The text of a joint press release dated July 1, 2002, issued by TRW and Northrop announcing the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

         The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW’s special meeting of shareholders to consider the Merger Agreement. Information concerning such participants is contained in TRW’s definitive proxy statement relating to TRW’s 2002 Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on March 4, 2002 on Schedule 14A, and certain additional information concerning such participants will be contained in the joint proxy statement/prospectus relating to the proposed merger of Northrop Grumman and TRW Inc. that will be filed with the SEC.

Item 7.     Financial Statements and Exhibits

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 30, 2002, by and among Northrop Grumman Corporation and TRW Inc.

99.1	Press release issued by TRW Inc. and Northrop Grumman Corporation, dated July 1, 2002

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW Inc.

Date: July 1, 2002	By: /s/ W. B. Lawrence

W. B. Lawrence

Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

(2.1)	Agreement and Plan of Merger dated as of June 30, 2002 by and among TRW Inc., Northrop Grumman Corporation and Richmond Acquisition Corp.

(99.1)	Press release issued by TRW Inc. and Northrop Grumman Corporation, dated July 1, 2002.